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                                                                    EXHIBIT 99.2


                        [LOGO OF INFOSEEK CORPORATION]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               NOVEMBER 17, 1999



        The undersigned hereby appoints Harry M. Motro and Andrew E. Newton, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Infoseek Corporation that the undersigned would be entitled to cast if personally present at the special meeting of stockholders of Infoseek Corporation to be held on November 17, 1999, and at any postponement or adjournment thereof.

        THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE MERGER PROPOSAL AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

        Your vote is important. Failure to sign and return this Proxy, or attend the Special Meeting and vote by ballot, will have the same effect as a vote against the merger proposal.


                               SEE REVERSE SIDE



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                                                      Please mark your
                                                      votes as indicated
                                                      in this example        [X]


1.   To adopt the Agreement and                 For        Against       Abstain
     Plan of Reorganization, dated as of
     July 10, 1999, by and among Infoseek       [_]          [_]           [_]
     Corporation, The Walt Disney Company,
     and Bingo Acquisition Corp., a wholly
     owned subsidiary of Disney, and approve
     the acquisition of Infoseek Corporation
     by Disney by means of a merger of Bingo
     Acquisition Corp. with and into Infoseek
     Corporation. The Agreement and Plan of
     Reorganization is attached to the
     accompanying Joint Proxy Statement/Prospectus as Annex A.


__________________________________________      Dated: ___________, 1999
Signature(s)


Note: Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.



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                            YOUR VOTE IS IMPORTANT!

        Infoseek Corporation encourages you to take advantage of new and convenient ways to vote your shares on matters to be covered at the special meeting of stockholders to be held November 17, 1999. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot. Your telephone or Internet vote authorizes the individuals named above to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

We've made it easier than ever.

        VOTE BY PHONE - 1-800-214-9752
        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 9-digit Control Number, which is located below.

        Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

        VOTE BY INTERNET - WWW.PROXYVOTING.COM/INFOSEEK
        Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 9-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

        VOTE BY MAIL
        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Infoseek Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

        If you vote by phone or vote using the Internet, please do not mail your proxy.

                             THANK YOU FOR VOTING.




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